SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 11, 2003

                        REGENERX BIOPHARMACEUTICALS, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                    000-15070                521253406
(State or other Jurisdiction of   (Commission File No.)     (I.R.S. Employer
        incorporation)                                       Identification No.)

3 Bethesda Metro Center, Suite 700, Bethesda, MD                     20814
    (Address of Principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code: (301)961-1992

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

         RegeneRx Biopharmaceuticals, Inc. (the "Company") issued a press release announcing that the Company completed the sale on June 11, 2003 of 3,184,713 shares of restricted common stock of the Company pursuant to a private placement at a price of $.628 per share, the trailing 30 day average closing price ending three days prior to the closing date. The Company received approximately $2.0 million in proceeds from this private placement to Defiante Farmaceutica, L.d.a., (the "Investor") a Portuguese company which is part of an Italian pharmaceutical group, Sigma-Tau, headquartered in Rome, Italy. In addition, the Company granted the Investor warrants to purchase up to $1.5 million of additional restricted common stock of the Company at prices ranging from $1.00 to $1.25 per share (or higher under certain circumstances) over a period of 18 months. The private placement is exempt from registration with the Securities and Exchange Commission under Rule 506 of Regulation D of the Securities Act of 1933. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              Exhibits

                  99.1 Copy of Press Release dated June 11, 2003




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               REGENERX BIOPHARMACEUTICALS, INC.
                                                        (Registrant)

Date:  June 11, 2003


                                                  By:   /s/ J.J. Finkelstein
                                                        --------------------
                                                        J.J. Finkelstein
                                                        President and Chief
                                                        Executive Officer